UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2009

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) - (c) As reflected in the definitive proxy statement filed today with the Securities and Exchange Commission by Marchex, Inc. (the “Company”), Peter Christothoulou (“Christothoulou”) was appointed Chief Operating Officer of the Company by the Board of Directors on March 6, 2009. Christothoulou is succeeding John Keister (“Keister”) as the Company’s Chief Operating Officer.

Christothoulou, 37 years old, is a founding executive officer of the Company and previously served as Chief Strategy Officer since the Company’s inception in January of 2003. Christothoulou was previously the Senior Vice President of Strategic Initiatives for Go2Net from January 2000 until its merger with InfoSpace in October 2000, at which time he served as the Senior Vice President of Corporate Strategy and Development of the combined company through the merger integration process until January 2001. Prior to Go2Net, Christothoulou was a Vice President in the Investment Banking Group of U.S. Bancorp Piper Jaffray from 1996 until January 2000.

There is no family relationship between Christothoulou and any other executive officer or director of the Company and there is no arrangement or understanding between Christothoulou and any other person pursuant to which he was appointed as Chief Operating Officer of the Company. There are no transactions in which Christothoulou has an interest requiring disclosure under Item 404(a) of Regulation S-K and no changes were made to the compensation arrangements of Christothoulou or Keister upon such appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2009	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer